Exhibit 99.1

Antero Midstream Partners LP Announces Increased Quarterly Distribution and Fourth Quarter 2015 Operations Update

Denver, Colorado, January 13, 2016—Antero Midstream Partners LP (NYSE: AM) (“Antero Midstream” or the “Partnership”) today announced an increased fourth quarter 2015 distribution and provided its fourth quarter 2015 operations update.

Highlights include:

•                  Declared a cash distribution of $0.22 per unit for the fourth quarter of 2015, a 29% increase over the minimum quarterly distribution and a 7% increase sequentially

•                  Low pressure gathering volumes averaged 1,124 MMcf/d, a 52% increase compared to the prior year quarter and an 8% increase sequentially

•                  High pressure gathering volumes averaged 1,195 MMcf/d, a 32% increase compared to the prior year quarter and a 2% decrease sequentially

•                  Compression volumes averaged 478 MMcf/d, a 115% increase compared to the prior year quarter and a 10% increase sequentially

•                  Freshwater delivery volumes averaged 119,671 Bbl/d, a 36% decrease compared to the prior year quarter and a 78% increase sequentially

•                  Expected distributable cash flow coverage in excess of the 1.1x to 1.2x guidance range for 2015

Increased Quarterly Distribution

The Board of Directors of Antero Resources Midstream Management LLC, the general partner of the Partnership, declared a cash distribution of $0.22 per unit ($0.88 per unit annualized) for the fourth quarter of 2015. The distribution represents a 29% increase over the minimum quarterly distribution and a 7% increase quarter-over-quarter.  The distribution represents the Partnership’s fourth consecutive quarterly distribution increase since its initial public offering in November 2014. The distribution will be payable on February 29, 2016 to unitholders of record as of February 15, 2016.

Operations Update

All operational figures are as of the date of this release unless otherwise noted.

Low pressure gathering volumes for the fourth quarter of 2015 averaged 1,124 MMcf/d, a 52% increase from the fourth quarter of 2014 and an 8% increase from the third quarter of 2015.  High pressure gathering volumes for the fourth quarter of 2015 averaged 1,195 MMcf/d, a 32% increase from the fourth quarter of 2014 and a 2% decrease compared to the third quarter of 2015.  The sequential decrease in high pressure gathering volumes was driven by throughput volumes transported on the third-party Stonewall gathering pipeline, which was placed into service on December 1, 2015.  These volumes previously flowed to an Antero Midstream owned high pressure pipeline as a temporary solution until the Stonewall pipeline was commissioned. Compression volumes for the fourth quarter of 2015 averaged 478 MMcf/d, a 115% increase from the fourth quarter of 2014 and a 10% increase from the third quarter of 2015. Additionally, Antero Midstream placed on line its first compressor station in the Utica Shale late in the fourth quarter with 120 MMcf/d of capacity. Condensate gathering volumes averaged 3,967 Bbl/d during the quarter, a 48% increase compared to the prior year quarter and a 39% increase sequentially. The sequential increase in condensate gathering volumes was driven by the increase in contribution to Antero Resources Corporation’s (“Antero Resources”) production from the Utica Shale.

Freshwater delivery volumes averaged 119,671 Bbl/d during the quarter, a 36% decrease compared to the prior year quarter and 78% increase sequentially.  The year-over-year decrease in volumes was driven by the reduction in overall completion activities by Antero Resources including the deferral of 50 Marcellus completions on wells drilled during 2015. The significant quarter-over-quarter increase was the result of an increase in completions in the Marcellus as the Stonewall gathering pipeline was completed, resulting in increased Antero Resources takeaway to more favorably priced indices.

	Three Months Ended December 31,		%
	2015	2014	Change
Average Daily Throughput:
Low Pressure Gathering (MMcf/d)	1,124	738	52%
High Pressure Gathering (MMcf/d)	1,195	908	32%
Compression (MMcf/d)	478	222	115%
Condensate Gathering (Bbl/d)	3,967	2,676	48%

Average Daily Volumes:
Freshwater Delivery (Bbl/d)	119,671	186,221	(36)%

In conjunction with Antero Midstream’s operations update, Antero Resources released fourth quarter 2015 operating results, which can be found at www.anteroresources.com.

Antero Midstream Fourth Quarter and Full Year 2015 Earnings Release and Call

Antero Midstream plans to issue its fourth quarter 2015 earnings release on Wednesday, February 24, 2016 after the close of trading on the New York Stock Exchange.

Antero Midstream will hold a call on Thursday, February 25, 2016 at 10:00 am MT to discuss the results.  A brief Q&A session for security analysts will immediately follow the discussion of the results.  To participate in the call, dial in at 888-347-8204 (U.S.), 855-669-9657 (Canada), or 412-902-4229 (International) and reference “Antero Midstream”.  A telephone replay of the call will be available until Friday, March 4, 2016 at 10:00 am MT at 877-870-5176 (U.S.) or 858-384-5517 (International) using the passcode 10078389.

To access the live webcast and view the related earnings conference call presentation, visit Antero Midstream’s website at www.anteromidstream.com.  The webcast will be archived for replay on the Partnership’s website until Friday, March 4, 2016 at 10:00 am MT.

Antero Midstream Partners LP is a limited partnership that owns, operates and develops midstream gathering and compression assets located in West Virginia, Ohio and Pennsylvania, as well as integrated water assets that service Antero Resources’ properties located in West Virginia and Ohio.

This release includes “forward-looking statements” within the meaning of federal securities laws. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Partnership’s control. All statements, other than historical facts included in this release, are forward-looking statements. All forward-looking statements speak only as of the date of this release. Although the Partnership believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecasted in such statements.

The Partnership cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the Partnership’s control, related to the gathering, compression and water business. These risks include, but are not limited to, Antero Resources’ expected future growth, Antero Resources’ ability to meet its drilling and development plan, commodity price volatility, inflation, environmental risks,drilling and completion and other operating risks, regulatory changes, the uncertainty inherent in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under the heading “Item 1A. Risk Factors” in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2014 and “Item 1A. Risk Factors” in Antero Midstream’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.

This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100%) of the Partnership’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

For more information, contact Michael Kennedy — SVP — Finance and CFO of Antero Midstream, at (303) 357-6782 or mkennedy@anteroresources.com.